UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 21, 2005
(Date of Report - Date of earliest event reported)

KERR-McGEE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16619	73-1612389
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Robert S. Kerr Avenue,
Oklahoma City, Oklahoma	73102
(Address of principal executive offices)	(Zip Code)

(405) 270-1313
(Registrant's telephone number)

Item 7.01	Regulation FD Disclosure

On September 21, 2005, Kerr-McGee Corporation issued a press release announcing that it will hold a conference call on Wednesday, September 28, 2005, at 11:00 a.m. (EDT) to discuss its interim third-quarter 2005 financial and operating activities, and expectations for the future. Interested parties may listen to the call via Kerr-McGee’s website at www.kerr-mcgee.com or by calling 1-888-482-0024, within the United States or 1-617-801-9702, outside the United States. The password for both dial-in numbers will be “Kerr-McGee”. The press release is attached hereto as an exhibit and is incorporated by reference herein.

At 11:00 a.m. (EDT) on September 28, 2005, Kerr-McGee will make available on its website at www.kerr-mcgee.com a table providing Projected Daily Average Production Volumes and a table containing Oil and Gas Derivatives as of September 2005. To access the tables, select “Investor Relations” and “Guidance”.

Item 9.01	Financial Statements and Exhibits
(c) Exhibits 99.1 Press Release dated September 21, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KERR-MCGEE CORPORATION

	By:	(John M. Rauh)
John M. Rauh
Vice President and Controller

Dated: September 21, 2005